Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of LAVA Therapeutics N.V. of our report dated March 24, 2022 relating to the financial statements, which appears in LAVA Therapeutics N.V.'s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ R.M.N. Admiraal RA

PricewaterhouseCoopers Accountants N.V.
Eindhoven, The Netherlands
April 12, 2022